                                                                    EXHIBIT 10.6

                              RADIO LOCATION SYSTEM

                               LICENSE AGREEMENT

                              DATED JULY 13, 2004

                                    BETWEEN

                                 TELETRAC, INC.

                                      AND

                           TELEMATICS WIRELESS, LTD.

RADIO LOCATION SYSTEM LICENSE AGREEMENT
---------------------------------------

THIS RADIO LOCATION SYSTEM LICENSE AGREEMENT (this "License Agreement"), dated this 13th day of July, 2004, is made by and between TELETRAC, INC., a Delaware corporation, ("Teletrac"), and Telematics Wireless Ltd., a corporation organized under the laws of the State of Israel ("Licensee"). Teletrac and Licensee are
sometimes individually referred to as "Party" and collectively as "Parties."

WITNESSETH:

WHEREAS, Teletrac owns or possesses rights to proprietary information, technology and software necessary for the establishment and operation of a Radio
Location System, as defined below; and

WHEREAS, Licensee desires to establish and operate within the Territory a Radio
Location System; and

WHEREAS, subject to the terms and conditions of this License Agreement, and only for purposes within the Territory, Teletrac desires to grant to Licensee: (i) a non - exclusive, royalty free, perpetual, transferable right to use, construct, maintain and provide support for a Radio Location System, and to market, sell, promote, maintain and provide support; and (ii) a non - exclusive, royalty free, perpetual, transferable license to use RLS Licensed Software and RLS Licensed
Technical Information, as defined below, to construct, maintain, operate and provide support for a Radio Location System in the Territory, and Licensee
desires to acquire such right and licenses.

WHEREAS, Teletrac shall not be obliged to provide licensee any equipment
(hardware, software or firmware), knowledge or support relating to the Radio
Location System.

NOW THEREFORE, in consideration of the foregoing and the mutual premises set forth in this License Agreement, the Parties agree as follows:

1. Definitions.

1.1 "Effective Date" shall mean the date of this Agreement.

1.2 "Radio Location System" shall mean a land-based radio location system that uses the RLS Licensed Software and RLS Licensed Technical information for purposes of locating animate or inanimate objects, including people, objects and vehicles, and for ancillary activities such as data messaging or voice messages, or both.

1.3 "RLS Coverage Area" shall mean the geographic area of desired coverage of the Radio Location System.

1.4 "RLS Licensed Software" shall mean operational computer software or firmware programs, or both, that are listed in Exhibit A to this License Agreement and sublicensed by Teletrac to Licensee. The RLS Licensed Software does not include management information software, including, but not limited to, for purposes such as customer activation, billing and accounting.

The RLS Licensed Software programs are the programs designed to perform the following functions for the Radio Location System:

(1) RLS Network Control Center Licensed Software. These software programs consist of the following three categories:

(a) Real time operating software that communicates and synchronizes information received from Location Unit radio signals to calculate locations in real time;

(b) Systems support and maintenance software that enables RLS Customers to access a Radio Location System, forwards requests for locations to RLS
Transmission Sites and diagnoses Radio Location System malfunctions;

(c) Database services software that performs customer validation functions, tracks or records use of the Radio Location System and performs message management functions.

(2) RLS Transmission and RLS Receiver Sites Licensed Software. These software programs perform calculations and act as an interface for signals from RLS
Receiver Sites and RLS Transmission Sites and the RLS Data Transmission Network.

1.5 "RLS Licensed Technical information" shall mean all tangible together with intangible information that is proprietary to Teletrac and that was provided to the Licensee and may assist Licensee for the purpose of designing, constructing and operating and maintaining the RLS in the Territory.

1.6 "RLS Network Control Center" shall mean the master station that serves a RLS
Coverage Area. The RLS Network Control Center consists of a group of networked or interconnected computers, or both, that constitute the information processing hub of the Radio Location System.

1.7  "Territory" shall mean the countries described on Exhibit B.

2. Grant of Rights.

2.1 Radio Location System License. As of the Effective Date, and subject to the terms and conditions of this License Agreement, Teletrac grants to Licensee a non - exclusive, royalty free, perpetual, transferable right, solely within the
Territory, to construct, use, maintain and provide support for a Radio Location
System, and to market, sell, promote, maintain and provide support for the Radio
Location System, customer equipment and customer services, and to provide customer maintenance, at every country within the Territory. It is agreed,
Licensee may sublicense any of its rights under this Agreement, provided however, Licensee remains sole responsible for any payments due under this
Agreement

2.2 RLS Licensed Software and RLS Licensed Technical Information. As of the
Effective Date, and subject to the terms and conditions of this License
Agreement, Teletrac grants to Licensee a non-exclusive, royalty free, perpetual, transferable license to use RLS Licensed Software and RLS Licensed Technical
Information solely for the purpose of operating, maintaining and providing support for a Radio Location System in the Territory. It is agreed, Licensee may sublicense any of its rights under this Agreement, provided however, Licensee remains sole responsible for any payments due under this Agreement.

3. Reservation of Rights. Except as to those certain countries in which rights and licenses expressly granted to Licensee under this License Agreement,
Teletrac reserves all proprietary rights, title and interest, including all ownership and proprietary rights, in and to the Radio Location System, RLS
Licensed Software, RLS Licensed Technical Information and the "Teletrac" trade name, trademark and service mark, including all designs, inventions, patents, copyrights, trademarks, service marks, trade secrets, know-how, techniques, engineering details, enhancements, improvements, addition, upgrades, modifications, derivative works. Licensee acknowledges that no title to the
"Teletrac" marks, RLS Licensed Software or RLS Licensed Technical Information,
or any part thereof, has been or will be transferred to Licensee.

4. Consideration.

4.1 Fees. In consideration for the grant of rights to Licensee in this License
Agreement, Licensee will perform the obligations set forth in this License
Agreement and will pay to Teletrac the following amounts:

4.1.1 Lump Sum Payment. Licensee shall pay to Teletrac the sum of One Hundred thousand U.S. Dollars (U.S. $100,000.00) (the "Lump Sum Payment") for each
Customer of Licensee that operates a Radio Location System in each country within the Territory. For example, the Lump Sum Payment for the same Customer to operate a network in two different countries would be $200,000 ($100,000 per country); likewise, the License Fee for 2 separate Customers operating networks in the same country would be $200,000 ($100,000 per Customer).

4.1.2 The Lump Sum Payment shall be payable by Licensee to Teletrac within thirty (30) days following the first commercial sale of RLS services by given
Licensee customer. Licensee shall notify Teltrac the name of the country within the Territory and the name of the customer that has started to provide commercial RLS services.

4.2 Payments. All payment shall be due and payable in U.S. dollars. Payments shall be inclusive of any all taxes, including deduction for Israeli withholding taxes that apply to payments from Licensee to Teletrac. Any Lump Sum Payment not received by Teletrac as set forth in Section 4.1.2 shall incur an administrative fee of 10% to compensate Teletrac for administrative costs associated with such late Lump Sum Payment. Thereafter, all outstanding amounts shall accrue interest at a rate of 15% per annum. Licensee may pay any payments stated above, through a subsidiary.

5. Radio System Location Equipment. Licensee acknowledges that Teletrac does not manufacture or provide any of the equipment that will be needed in order to construct and operate the Radio Location System in the Territory. The Parties
acknowledge and agree that Licensee is free to purchase any equipment needed for the RLS operation and any and all other equipment and materials needed in order to construct and operate the Radio Location System in the Territory from any individual or entity that manufactures such equipment in accordance with the technical and other specifications necessary to properly operate the Radio
Location System. Licensee acknowledges and agrees that Teletrac does not provide any representation or warranty

of any kind, express or implied, including, without limitation, any implied warranty of merchantability or fitness for a particular purpose on any equipment or materials obtained by License from any third party.

6. Term. This License Agreement shall commence on the Effective Date and shall remain in effect indefinite.

7. No Damages. Except for damages arising out of Licensee's failure to pay any
Lump Sum Payment as they become due, neither Licensee nor Teletrac shall, be liable to the other for compensation, reimbursement or any damages, either actual, consequential, incidental, special or punitive, including, but not limited to, the loss of prospective profits on anticipated sales, or on account of expenditures, investments, leases or commitments in connection with the business or goodwill of Teletrac or Licensee or otherwise anticipated under this
License Agreement. In the case of failure of Licensee to pay a Lump Sum Payment,
Teletrac shall be entitled to all reasonable costs and expenses, including but not limited to attorneys costs, including costs and expenses of obtaining legal representation in Israel, incurred by Teletrac in collecting any outstanding
Lump Sum Payment.

8. Licensee Indemnity.

Licensee shall defend, indemnify and hold harmless Teletrac, and its directors, officers, employees and agents from and against any and all claims, demands, liabilities, actions, suits, proceedings or expenses (including reasonable attorney's fees) asserted by a third party: (a) arising out of or relating to
Licensee's marketing, sale, use, design, construction, manufacture, maintenance, repair, modification, upgrade, enhancement, improvement or support of the Radio
Location System in the Territory, or any part thereof, and Licensee agrees to undertake the cost of defending the same, and will pay resulting costs and damages finally awarded, provided that:

(1) Teletrac promptly notifies Licensee of the claim;

(2) Teletrac cooperates with Licensee in the defense, provided that Licensee reimburses Teletrac for its reasonable out-of-pocket expenses (including reasonable outside counsel's legal fees) associated with such cooperation; and

(3) Licensee has sole control of the defense and all related settlement negotiations, using counsel reasonably satisfactory to Teletrac.

9. NO WARRANTY. TELETRAC MAKES ABSOLUTELY NO WARRANTIES, EXPRESS OR IMPLIED,
WITH RESPECT TO THE RADIO LOCATION SYSTEM OR ANY PART THEREOF, INCLUDING, BUT
NOT LIMITED TO, THE RLS COMPONENTS, RLS LICENSED SOFTWARE AND RLS LICENSED
TECHNICAL INFORMATION. BY WAY OF EXAMPLE, BUT NOT OF LIMITATION, TELETRAC MAKES
NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY
THAT THE RADIO LOCATION SYSTEM, OR ANY PART THEREOF, IS ERROR-FREE OR THAT ITS
USE WILL BE UNINTERRUPTED OR THAT THE RADIO LOCATION SYSTEM WILL BE A PROFITABLE
ENTERPRISE FOR LICENSEE. LICENSEE ACKNOWLEDGES THAT IT HAS MADE AN INDEPENDENT
INVESTIGATION OF THE RADIO LOCATION SYSTEM BUSINESS THAT IT WILL CONDUCT UNDER
THIS

LICENSE AGREEMENT. TELETRAC AND EACH OF ITS AFFILIATES EXPRESSLY DISCLAIM THE
MAKING OF, AND LICENSEE ACKNOWLEDGES THAT IT HAS NOT RECEIVED OR RELIED UPON,
ANY GUARANTEE OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE FEASIBILITY OF
OPERATING A RADIO LOCATION SYSTEM IN THE TERRITORY, AS TO LICENSEE'S ABILITY TO
DESIGN, CONSTRUCT, OPERATE OR MAINTAIN A RADIO LOCATION SYSTEM IN THE TERRITORY
OR AS TO THE COSTS LICENSEE MAY INCUR OR THE REVENUES IT MAY RECEIVE WITH
RESPECT TO A RADIO LOCATION SYSTEM IN THE TERRITORY. LICENSEE FURTHER
ACKNOWLEDGES THAT IT HAS NO KNOWLEDGE OF ANY REPRESENTATIONS BY ANY OFFICER,
EMPLOYEE, OR AGENT OF TELETRAC THAT ARE CONTRARY TO THIS SECTION 9.

10. Relationship of the Parties. The relationship of the parties established by this License Agreement shall be that of independent contractors. Nothing in this
License Agreement shall be construed to create an agency, partnership, joint venture or employment relationship between Licensee and Teletrac, nor to make
Licensee the agent of Teletrac, or Teletrac the agent of Licensee, for any purpose. Neither party is granted authority by the other to undertake commitments, transact business, create or assume any obligation (express or implied) or otherwise act (or represent that it can act) in the other's name or on the other's behalf.

11. Force Majeure. If the performance of either Party required by this License
Agreement is prevented, restricted or delayed by fire, other casualty or accident, war or violence or serious threat of the same, arrest or restraint of government, requisition of vessel or aircraft, explosion, governmental request, guidance, order or regulation, or any other circumstance beyond the reasonable control of the Party and without such Party's fault or negligence, the affected
Party, upon giving due notice to the other Party, shall be excused from such performance, but only to the extent directly attributable to the circumstance and the excused party shall not be liable for loss or damage or failure of or delay in such performance.

12. Governing Law. The governing law of this License Agreement shall be that of the State of California, U.S.A., as if both parties hereto were resident and doing business in such state.

13. Notices. All notices under this License Agreement shall be in writing and may be given by delivering the same by hand, or by sending the same by an overnight courier that maintains verification of delivery, or by facsimile, to the relevant person and address set out below or such other person and address as either Party may notify to the other from time to time. Any such notice given as set forth above shall be deemed to have been given or received at the time of delivery (if delivered by hand) and upon verified receipt (if sent by post, facsimile or overnight courier). In the case of facsimile, the transmission report shall constitute the verified receipt. Each Party may, at any time, change the persons or address to which its notices are to be sent by notifying the other Party of such change in accordance with this Section 15.

Teletrac                                       Licensee
--------                                       --------
Teletrac, Inc.                                 Telematics Wireless Ltd.
7391 Lincoln Way                               26 Hamlacha
Garden Grove, CA 92841                         Holon, Israel
(714) 934-8791 (Tel)                           (972-3) 5575757 (Tel)
(714) 379-6378 (Fax)                           (972-3) 5575703 (Fax)

Attn: General Counsel                          Attn: President & CEO

14. English Language. All communications, notices and records required to be kept under and materials provided pursuant to this License Agreement shall be in
English.

15. Scope and Amendment of License Agreement. The parties acknowledge that each has read this License Agreement, understands it and agrees to be bound by its terms. This License Agreement may be amended only by a subsequent writing that specifically refers to this License Agreement and that is signed by both
Parties, and no other act, document, usage or custom shall be deemed to amend this License Agreement.

16. Binding Effect. This License Agreement shall be binding on and inure to the benefit of the respective successors and permitted assigns of the parties.

17. Authority. Each of the respective persons executing this License Agreement hereby covenants and warrants that such person has full legal power, right and authority to bind the entity on whose behalf such person is signing to each and every term and provision herein.

18. Severability. If any provision of this License Agreement shall be held illegal or invalid by and court, this License Agreement shall be construed and enforced as if such illegal or invalid provision had not been contained herein and this License Agreement shall be deemed an agreement of the Parties to the full extent permitted by law. If any provision shall be declared invalid or unenforceable because of its breadth, scope or duration, such provision shall be deemed modified to the extent necessary to make it valid and enforceable and shall remain in full force and effect as so modified, or if not so modified, shall be severable from the rest of this License Agreement.

19. Headings. All headings are for reference only and shall not be considered in construing this License Agreement.

20. Waiver. The failure of either Party at any time to require performance by the other Party of any provision hereof shall in no way affect the full right to require such performance at any time thereafter. Nor shall the waiver by either party of a breach of any provision hereof be a waiver of any succeeding breach of the same or any other such provisions or be a waiver of the provision itself.

21. Entire Agreement. This License Agreement together with its Exhibits constitute the entire agreement of the parties with respect to the license of the RLS Licensed Software and RLS Licensed Technical Information to Licensee and
supersede any and all prior negotiations,

correspondence, understandings and agreements between the parties, and the full understanding of the Parties is embraced herein.

22. Exhibits. The following exhibits are a part of this License Agreement:

Exhibit A - List of RLS Licensed Software

Exhibit B - Territory Description

23. Construction of Agreement. This License Agreement has been negotiated by the
Parties and their respective attorneys and the language of this Agreement shall not be construed for or against either party.

24. Counterparts. This License Agreement may be executed in counterparts, each of which shall be an original as against any Party whose signature appears on such counterpart and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties executed and delivered this License Agreement as of the day and year first above written.

TELEMATICS WIRELESS, LTD.                   TELETRAC, INC

By           /s/ Eddy Kafry              By             /s/ Michael Gaddis
             ------------------------                   ------------------------

Print Name   Eddy Kafry                     Print Name     Michael Gaddis
             ----------

Title        President & CEO                Title          Secretary
             ---------------

Date:        June    , 2004                 Date:          July 13, 2004
             --------------

                                   EXHIBIT A

                             RLS LICENSED SOFTWARE

Component           O/S    Purpose
---------           ---    -------

RXIF                QNX4   Interface to Tadiran Receiver sites
TXIF                QNX4   Interface to transmit sites using Simulcast
                           Paging Controller
SOLVR               QNX4   Multilateration position determination
ITH                 QNX4   Inbound transmission handler
RMGR                QNX4   Request Manager for user service requests
TP                  QNX4   Transaction Processor to capture transaction data for
                           billing
CAM                 QNX4   Customer Access Monitor for FD3.x access lines
SCHED               QNX4   Transmission Scheduler for Simulcast Paging System
ASMGR               QNX4   Process messages initiated from mobile units
CAL                 QNX4   Calibrate receiver site timing
SF                  QNX4   Message store and forward services
Traccess            QNX4   Dial in access for FD3.x protocol
Traccess II         QNX4   TCP/IP Access for FDEE protocol
Mqueue              QNX4   Message queuing between QNX tasks on same LAN
QWIS                QNX4   Message queuing between QNX tasks on same WAN
SMC Server          QNX4   Network management server
SMC Workstation     NT4    Network management workstation
DBClient            QNX4   Route database queries from QNX to WINDOWS NT
Eventlogger         QNX4   Performance analysis database capture
Eventlogger         NT4    ODBC Interface to MS-SQL Server for Eventlogger
WDBServer           NT4    ODBC Interface to MS-SQL Server for DBCLIENT
CAB                 NT4    Customer Access Bridge
CDPDMgr*            NT4    CDPD Network Interface
CustomerDB          SQL    Customer database schema
EventLogStat        SQL    Eventlogger statistical database schema
SimonClient         W95    Data entry for MS-SQL Server

* This component is required only for CDPD network access.

                                   EXHIBIT B

TERRITORY
---------

The entire world, excluding United States and Europe.